Exhibit 99.3
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                                                       CONTACT:    Paul D. Baker
                                                       Comverse Technology, Inc.
                                                       One Huntington Quadrangle
                                                       Melville, New York 11747
                                                       (516) 677-7226

 COMVERSE TECHNOLOGY RECEIVES NOTICE FROM NASDAQ DUE TO DELAY IN FILING OF FORM
                            10-Q FOR SECOND QUARTER


NEW YORK, NY, September 18, 2006 -- Comverse Technology, Inc. (NASDAQ: CMVT) today announced that, due to the previously announced delay in filing its Form 10-Q for the fiscal quarter ended July 31, 2006, on September 12, 2006, the company received an additional Staff Determination Letter from The NASDAQ Stock Market indicating that the delay in the filing of the Form 10-Q serves as an additional basis for the delisting of the company's securities from NASDAQ, under NASDAQ Marketplace Rule 4310(c)(14).

As announced earlier today, on September 15, 2006, the NASDAQ Listing and Hearing Review Council (the "Listing Council") notified the company that it had determined to stay the the NASDAQ Listing Qualifications Panel's (the "Panel") August 18, 2006 decision (the "Stay"), which required the company to file the Form 10-K for the fiscal year ended January 31, 2006 and the Form 10-Q for the quarter ended April 30, 2006 by September 25, 2006, and any future Panel determinations to suspend the company's securities from trading pending further action by the Listing Council. In the company's original petition to the Listing Council requesting the Stay, the company requested an additional 60 day exception period to file its Quarterly Reports on Form 10-Q for the quarters ended July 31, 2006 and April 30, 2006, and its Annual Report Form 10-K for the fiscal year ended January 31, 2006. As a result, the company does not intend to request that the Panel grant it an additional exception for the filing of the Form 10-Q for the quarter ended July 31, 2006.

The company intends to make an additional submission to the Listing Council in support of its request for an additional extension of time by the deadline of October 13, 2006, which was set forth in the Listing Council's September 15, 2006 decision.

There can be no assurance that the outcome of the Listing Council's review will be favorable to the company or that the company's securities will remain listed on the NASDAQ Stock Market.

ABOUT COMVERSE TECHNOLOGY, INC.

Comverse Technology, Inc. (NASDAQ: CMVT), through its Comverse, Inc. subsidiary, is the world's leading provider of software and systems enabling network-based multimedia enhanced communication and billing services. The company's Total Communication portfolio includes value-added messaging, personalized data and content-based services, and real-time converged billing solutions. Over 450 communication and content service providers in more than 120 countries use

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SEPTEMBER 18, 2006
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Comverse products to generate revenues, strengthen customer loyalty and improve operational efficiency. Other Comverse Technology subsidiaries include: Verint Systems (NASDAQ: VRNT), a leading provider of analytic software-based solutions for communications interception, networked video security and business intelligence; and Ulticom (NASDAQ: ULCM), a leading provider of service enabling signaling software for wireline, wireless and Internet communications. Comverse Technology is an S&P 500 and NASDAQ-100 Index company.

For additional information, visit the Comverse website at www.comverse.com or the Comverse Technology website at www.cmvt.com

All product and company names mentioned herein may be registered trademarks or trademarks of Comverse or the respective referenced company(s).

Note: This release contains "forward-looking statements" under the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. There can be no assurances that forward-looking statements will be achieved, and actual results could differ materially from forecasts and estimates. Important factors that could cause actual results to differ materially include: the results of the review of the Special Committee, appointed by the Board of Directors on March 14, 2006, of matters relating to the company's stock option grants, including, but not limited to, the accuracy of the stated dates of option grants and whether all proper corporate procedures were followed; the impact of any restatement of financial statements of the company or other actions that may be taken or required as a result of such reviews; the company's inability to file reports with the Securities and Exchange Commission; risks associated with the company's inability to meet NASDAQ requirements for continued listing, including possible delisting; risks of litigation and of governmental investigations or proceedings arising out of or related to the company's stock option grants or any restatement of the financial statements of the company; risks associated with integrating the businesses and employees of the GSS division of CSG Systems, International, Netcentrex S.A., and Netonomy, Inc.; changes in the demand for the company's products; changes in capital spending among the company's current and prospective customers; the risks associated with the sale of large, complex, high capacity systems and with new product introductions as well as the uncertainty of customer acceptance of these new or enhanced products from either the company or its competition; risks associated with rapidly changing technology and the ability of the company to introduce new products on a timely and cost-effective basis; aggressive competition may force the company to reduce prices; a failure to compensate any decrease in the sale of the company's traditional products with a corresponding increase in sales of new products; risks associated with changes in the competitive or regulatory environment in which the company operates; risks associated with prosecuting or defending allegations or claims of infringement of intellectual property rights; risks associated with significant foreign operations and international sales and investment activities, including fluctuations in foreign currency exchange rates, interest rates, and valuations of public and private equity; the volatility of macroeconomic and industry conditions and the international marketplace; risks associated with the company's ability to retain existing personnel and recruit and retain qualified personnel; and other risks described in filings with the Securities and Exchange Commission. These risks and uncertainties, as well as others, are discussed in greater detail in the filings of the company with the Securities and Exchange

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Commission, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These documents are available through the company, or its website, www.cmvt.com, or through the SEC's Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov. The company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.

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